UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 19, 2012

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Technology Drive
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 19, 2012 (the “Effective Date”), Lantronix, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing Loan and Security Agreement dated May 23, 2006 (the “Loan Agreement”) with Silicon Valley Bank (the “Bank”).

The Amendment provides, among other things, for:

(1)            A modification of the minimum tangible net worth financial covenant in the Loan Agreement to require that the Company meet a tangible net worth of at least $2,500,000 (“Minimum Tangible Net Worth”), plus 50% of all consideration received after the date hereof for equity securities and subordinated debt of the Company.  Increases in the Minimum Tangible Net Worth based on consideration received for equity securities and subordinated debt of the Company shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Prior to the Amendment, the Loan Agreement required a minimum tangible net worth of $3,000,000, which then increased to $3,500,000 and $4,500,000 for the months ended January 31, 2012 and April 30, 2012, respectively.

(2)           A modification of the interest rate set forth in Section 2.3(a) of the Loan Agreement such that the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the greater of (i) the Prime Rate plus 1.00%, or (ii) 5.00%, which interest shall be payable monthly.  Notwithstanding the foregoing, and subject to Section 2.3(b), if the Company achieves two consecutive fiscal quarters of EBITDA greater than $1.00 (commencing with the fiscal quarter ending September 30, 2011 or any fiscal quarter ending thereafter), and only for so long as the Company maintains EBITDA greater than $1.00 at the end of each subsequent fiscal quarter, then the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Prime Rate plus 0.50%, which interest shall be payable monthly.  The foregoing decrease (or subsequent increase, if applicable) shall go into effect on the first day of the month immediately following Bank’s receipt, review and approval of the Company’s financial statements evidencing that an adjustment is warranted.  If, based on the EBITDA as shown in the Company’s financial statements there is to be an increase in the interest rate, the interest rate increase may be put into effect by Bank as of the first day of the month immediately following the date on which such financial statements were due, even if the delivery of the financial statements is delayed. Prior to the Amendment, amounts outstanding under the Revolving Line accrued interest at a per annum rate equal to the Prime Rate.

(3)          A modification of the interest rate set forth in Section 2.3(a) of the Loan Agreement such that  the principal amount outstanding under the Term Loan shall accrue interest at a per annum rate equal to the Prime Rate plus 3.00%, which interest shall be payable monthly.  Notwithstanding the foregoing, and subject to Section 2.3(b), if the Company achieves two consecutive fiscal quarters of EBITDA greater than $1.00 (commencing with the fiscal quarter ending September 30, 2011 or any fiscal quarter ending thereafter), and only for so long as the Company maintains EBITDA greater than $1.00 at the end of each subsequent fiscal quarter, then the principal amount outstanding under the Term Loan shall accrue interest at a per annum rate equal to the Prime Rate plus 1.50%, which interest shall be payable monthly.  The foregoing decrease (or subsequent increase, if applicable) shall go into effect on the first day of the month immediately following Bank’s receipt, review and approval of the Company’s financial statements evidencing that an adjustment is warranted.  If, based on the EBITDA as shown in the Company’s financial statements there is to be an increase in the interest rate, the interest rate increase may be put into effect by Bank as of the first day of the month immediately following the date on which such financial statements were due, even if the delivery of the financial statements is delayed. Prior to the Amendment, amounts outstanding under the Term Loan accrued interest at a per annum rate equal to the Prime Rate plus 2.50%.

(4)           A modification of Section 2.4(e) of the Loan Agreement such that a monthly collateral monitoring fee of $2,000, payable in arrears on the last day of each month (prorated for any partial month at the beginning and upon termination of the Agreement) in which the Company has amounts outstanding under the Revolving Line during such month equal to or greater than $1,000,000; otherwise, a monthly collateral monitoring fee of $500, payable in arrears on the last day of each month (prorated for any partial month at the beginning and upon termination of the Agreement). Prior to the Amendment, there was not a monthly collateral monitoring fee.

 The foregoing brief summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)   The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Amendment dated January 19, 2012 to the Loan and Security Agreement dated May 23, 2006 between Lantronix, Inc. and Silicon Valley Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2012	LANTRONIX, INC., a Delaware corporation

By:	/s/ Jeremy Whitaker Jeremy Whitaker Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment dated January 19, 2012 to the Loan and Security Agreement dated May 23, 2006 between Lantronix, Inc. and Silicon Valley Bank.

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